SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT

            Filed pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934





        Date of report
(date of earliest event reported):               May 23, 1997





                   TRANSTECH INDUSTRIES, INC.
       (Exact name of registrant as specified in charter)





           Delaware                                22-1777533
(State or other jurisdiction of                 (I.R.S. Employer
 incorporation or organization)                  Identification
                                                     Number)


  200 Centennial Ave., Piscataway, N.J.                 08854
(Address of principal executive offices)              (Zip Code)



                          (908) 981-0777
       Registrant's telephone number, including area code







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                                             No exhibit index

Item 4.  Changes in Registrant's Certifying Accountant.

     On May 23, 1997, Tait, Weller & Baker was dismissed as the Registrant's independent certified public accountants. The decision to dismiss Tait, Weller & Baker was based upon the separation of certain partners in the Firm which has been the principal providers of audit, accounting and tax services to the Registrant and was approved by the Registrant's Board of Directors. Tait, Weller & Baker had served as the Registrant's independent certified public accountants for each of the two years in the period ended December 31, 1996. Tait, Weller & Baker's report of the financial statements of Transtech Industries, Inc. for each of those years was modified as to the Company's ability to continue as a going concern. There were no disagreements with Tait, Weller & Baker on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure during the Registrant's two most recent fiscal years.

     Also on May 23, 1997, the Registrant's Board of Directors engaged the firm of Briggs, Bunting & Dougherty, LLP to serve as its independent certified public accountants. The Registrant represents that it had not consulted with Briggs, Bunting & Dougherty, LLP at any time prior to their engagement with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements.

     Briggs, Bunting & Dougherty, LLP was formed by certain former partners of the firm of Tait, Weller & Baker. The partners and personnel of Tait, Weller & Baker most familiar with the affairs of the Company have joined Briggs, Bunting and Dougherty, LLP.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         TRANSTECH INDUSTRIES, INC.
                         (Registrant)


                         By: /s/ Andrew J. Mayer, Jr.
                            Andrew J. Mayer, Jr., Vice
                            President-Finance, Chief
                            Financial Officer and
                            Secretary

Dated:  May 23, 1997
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